EXHIBIT 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement (also “Agreement”) is entered into among: (i) the United States of America, acting through the United States Department of Justice and on behalf of the Office of Inspector General (OIG-HHS) of the Department of Health and Human Services (HHS); the Defense Health Agency (DHA), acting on behalf of the TRICARE Program; the Office of Personnel Management (OPM), which administers the Federal Employees Health Benefits Program (FEHBP); and the United States Department of Veteran Affairs (VA) (collectively, the “United States”); (ii) Universal Health Services, Inc. (“UHS, Inc.”) and UHS of Delaware, Inc. (“UHS of Delaware, Inc.”), acting on behalf of the entities listed on Exhibits A and B, (collectively the “Defendants” or “UHS”); and (iii) Carmella Gardner, Ricky Naylor, Ashok Jain, Sheralyn (Chisholm) Rosser, Dionna D. Carter, Angela Coleman, Sami Hassan, Judy Pate, June P. Brinson, Barbara A. Burke, Adrienne D. Reynolds, Demeka N. Smith, Lisa P. Torras, Inez Mitchell-Warrick, Tiffany Mitchell, Russell Peterson, Deborah Conaway, Aloma Bryan, Delores Henderson, Carrie Eborall, Matthew Sachs, Laurie Dierstein, Steven G. Klotz, Wayne Brockman, Angelique Epps, Nicole Lloyd-Harden, Wayne Petersen, Jr., Lavar Reynolds, Wendell Ray Scott, Constantine Johnson, Thomas Glass, Heidi Parent-Leonard, Kenneth Russell, Yvette Gates, Sandra McLauchlin, and Christina Varner (collectively, the “Relators”) (the United States, UHS, and Relators are hereafter collectively referred to as “the Parties”), through their authorized representatives.

RECITALS

A.UHS, Inc. is a for-profit holding company which directly or indirectly owns the assets or stock of inpatient and residential psychiatric and behavioral health facilities, namely those listed in Exhibits A and B to this Agreement, that provide services to individuals, including beneficiaries of various federal health care programs.  UHS of Delaware, Inc. is a subsidiary of

UHS, Inc., which provides management services to other subsidiaries of UHS, Inc. including inpatient and residential psychiatric and behavioral health facilities, namely those listed in Exhibits A and B to this Agreement, that provide services to individuals, including beneficiaries of various federal health care programs.

B.Pursuant to the qui tam provisions of the False Claims Act, 31 U.S.C. § 3730(b), the Relators have filed the following civil actions (collectively the “Civil Actions”):

(1) On May 22, 2012, Carmella Gardner filed a qui tam action in the United States District Court for the Middle District of Florida captioned United States ex rel. Gardner v. Universal Health Services, Inc., No. 3:12-CV-608-3-34.  This action was transferred to the Eastern District of Pennsylvania and given docket number 2:17-cv-03332-AB.

(2)On September 21, 2012, Ricky Naylor filed a qui tam action in the United States District Court for the Northern District of Illinois captioned United States ex rel. Naylor v. Universal Health Services, Inc., No. 12-cv-7552.  This action was transferred to the Eastern District of Pennsylvania and given docket number 2:14-cv-06198-AB.

(3) On November 6, 2013, Ashok Jain filed a qui tam action in the United States District Court for the Eastern District of Pennsylvania captioned United States ex rel. Jain v. Universal Health Services, Inc., et al., No. 2:13-cv-06499-AB.

(4)On December 17, 2013, Sheralyn Chisholm filed a qui tam action in the United States District Court for the Northern District of Georgia captioned United States ex rel. Chisholm v. Universal Health Services, Inc., et al., No. 13-CV-4172.  This action was transferred to the Eastern District of Pennsylvania and given docket number 2:17-cv-01892-AB.

(5)On February 12, 2014, Dionna D. Carter, Angela Coleman, Sami Hassan, and ABC, LLC, filed a qui tam action in the United States District Court for the Eastern District of Pennsylvania captioned United States ex rel. Doe, et al. v. Universal Health Services, Inc., et al.,

No. 2:14-cv-00921.  On March 26, 2020, ABC, LLC filed a notice voluntarily dismissing all of its claims with prejudice.

(6)On April 10, 2014, Judy Pate filed a qui tam action in the United States District Court for the Southern District of Texas captioned United States ex rel. Pate v. Behavioral Hospital of Bellaire, et al., No. 15-554.  This action was transferred to the Eastern District of Pennsylvania and given docket number 2:15-cv-00554-AB.

(7)On April 22, 2014, June P. Brinson, Barbara A. Burke, Adrienne D. Reynolds, Demeka N. Smith, Lisa P. Torras, and Inez Mitchell-Warrick filed a qui tam action in the United States District Court for the Middle District of Georgia captioned United States ex rel. Brinson, et al. v. Universal Health Services, Inc., et al., No. 5:14-CV-157.  This action was transferred to the Eastern District of Pennsylvania and given docket number 2:14-cv-07275-AB.

(8)On May 28, 2014, Tiffany Mitchell filed a qui tam action in the United States District Court for the Middle District of Georgia captioned United States ex rel. Mitchell v. Turning Point Care Center, Inc., et al., No. 7:14-cv-00081-HL.  This action was transferred to the Eastern District of Pennsylvania and given docket number 2:15-cv-00259-AB.

(9)On August 8, 2014, Russell Peterson filed a qui tam action in the United States District Court for the District of Utah captioned United States ex rel. Peterson v. Universal Health Services, Inc., et al., No. 2:14-cv-00582.  This action was transferred to the Eastern District of Pennsylvania and given docket number 2:17-cv-01897-AB.

(10)On September 2, 2015, Debra Conaway, Aloma Bryan, and Delores Henderson filed a qui tam action in the United States District Court for the Northern District of Georgia captioned United States ex rel. Conaway, et al. v. Universal Health Services, Inc., et al., No. 1:15-CV-3094.  This action was transferred to the Eastern District of Pennsylvania and given docket number 2:17-cv-02233-AB.

(11)On October 27, 2016, Carrie Eborall filed a qui tam action in the United States District Court for the District of Oregon captioned United States ex rel. Eborall v. Universal Health Services, Inc., et al., No. 3:16-cv-02065-YY.  This action was transferred to the Eastern District of Pennsylvania and given docket number 2:17-cv-03249-AB.

(12)On December 8, 2016, Dr. Matthew Sachs and Laurie Dierstein filed a qui tam action in the United States District Court for the Eastern District of Virginia captioned United States ex rel. Sachs, et al. v. Universal Health Services, Inc., et al., No. 2:16-cv-00705.  This action was transferred to the Eastern District of Pennsylvania and given docket number 2:17-cv-03604-AB.

(13)On June 19, 2017, Dr. Steven G. Klotz filed a qui tam action in the United States District Court for the Middle District of Pennsylvania captioned United States ex rel. Klotz v. Universal Health Services, Inc., et al., No. 1:17-cv-1101.  This action was transferred to the Eastern District of Pennsylvania and given docket number 2:17-cv-05163-AB.

(14)On August 25, 2017, Wayne Brockman, Angelique Epps, Nicole Lloyd-Harden, Wayne Petersen, Jr., Lavar Reynolds, Wendell Ray Scott, and Constantine Johnson filed a qui tam action in the United States District Court for the Eastern District of Virginia captioned United States ex rel. Brockman, et al. v. Universal Health Services, Inc., et al., No. 4:17-cv-103.  This action was transferred to the Eastern District of Pennsylvania and given docket number 2:17-cv-05350-AB.

(15)On June 25, 2018, Thomas Glass filed a qui tam action in the United States District Court for the Western District of Virginia captioned United States ex rel. Glass v. Hughes Center, LLC., et al., No. 4:18-CV-00037.  This action was transferred to the Eastern District of Pennsylvania and given docket number 2:18-04018-AB.

(16)On December 26, 2018, Heidi Parent-Leonard filed a qui tam action in the United States District Court for the Western District of Michigan captioned United States ex rel. Parent-Leonard v. Forest View Psychiatric Hospital, et al., No. 1:18-cv-1426.

(17)On February 13, 2019, Kenneth Russell and Yvette Gates filed a qui tam action in the United States District Court for the Northern District of Georgia captioned United States ex rel. Russell, et al. v. Universal Healthcare Services, Inc., et al., No. 1:19-CV-0764.

(18)On June 21, 2019, Sandra McLauchlin and Christina Varner filed an Amended Complaint in a qui tam action in the United States District Court for the Eastern District of Michigan captioned United States ex rel. McLauchlin, et al. v. Havenwyck Holdings, Inc., et al., No. 2:19-cv-10832.

C.The United States contends that UHS submitted or caused to be submitted claims for payment to:  the Medicare Program, Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395kkk-1 (“Medicare”); the Medicaid Program, 42 U.S.C. §§ 1396-1396w‑5 (“Medicaid”); the TRICARE Program, 10 U.S.C. §§ 1071-1110b (“TRICARE”); the FEHBP,

5 U.S.C. §§ 8901‑8914; and the Department of Veterans Affairs, Veterans Health Administration, 38 U.S.C. Chapter 17.

D.The United States contends that it has certain civil claims against UHS arising from the following conduct:

(1) during the period from January 1, 2006, through December 31, 2018, UHS, Inc., UHS of Delaware, Inc., and the entities listed on Exhibit A, submitted or caused to be submitted false claims for inpatient behavioral health services provided to Medicare, Tricare, FEHB, and VA beneficiaries at the facilities listed on Exhibit A, resulting from UHS’s (i) admission of beneficiaries who were not eligible for inpatient or residential treatment, (ii) failure to properly discharge beneficiaries when they no longer needed inpatient or residential treatment, (iii)

improper and excessive lengths of stay, (iv) failure to provide adequate staffing, training, and/or supervision of staff, (v) billing for services not rendered, (vi) improper use of physical and chemical restraints and seclusion; and (vii) failure to provide inpatient acute or residential care in accordance with federal and state regulations, including, but not limited to, failure to develop and/or update individualized assessments and treatment plans, failure to provide adequate discharge planning, and failure to provide required individual and group therapy;

(2) during the period from January 1, 2007, through December 31, 2018, UHS, Inc., UHS of Delaware, Inc., and the entities listed on Exhibit A submitted or caused to be submitted false claims for services provided to Medicaid beneficiaries at the facilities listed on Exhibit A, resulting from UHS’s (i) admission of beneficiaries who were not eligible for inpatient or residential treatment, (ii) failure to properly discharge beneficiaries when they no longer needed inpatient or residential treatment, (iii) improper and excessive lengths of stay, (iv) failure to provide adequate staffing, training, and/or supervision of staff, (v) billing for services not rendered, (vi) improper use of physical and chemical restraints and seclusion; and (vii) failure to provide inpatient acute or residential care in accordance with federal and state regulations, including, but not limited to, failure to develop and/or update individualized assessments and treatment plans, failure to provide adequate discharge planning, and failure to provide required individual and group therapy;

(3) during the period from January 1, 2010, through December 31, 2018, UHS, Inc., UHS of Delaware, Inc., and the entities listed on Exhibit B, submitted or caused to be submitted false claims for services provided to Medicare, Medicaid, Tricare, FEHB, and VA beneficiaries at the facilities listed on Exhibit B, resulting from UHS’s (i) admission of beneficiaries who were not eligible for inpatient or residential treatment, (ii) failure to properly discharge beneficiaries when they no longer needed inpatient or residential treatment, (iii) improper and excessive lengths of stay, (iv) failure to provide adequate staffing, training, and/or supervision of staff, (v) billing for services not rendered, (vi) improper use of physical and chemical restraints and seclusion; and (vii) failure to provide inpatient acute or residential care in accordance with federal and state regulations, including, but not limited to, failure to develop and/or update individual assessments and treatment plans, failure to provide adequate discharge planning, and failure to provide required individual and group therapy.

The conduct described in this Paragraph is referred to below as the “Covered Conduct.”

E.Each of the facilities listed on Exhibits A or B and marked with an asterisk (*) are facilities that UHS acquired from Ascend Health Corp. on October 10, 2012.  Each of the facilities listed on Exhibits A or B and marked with a double asterisk (**) are facilities that UHS acquired from Psychiatric Solutions, Inc. f/k/a Premier Behavioral Solutions, Inc., on November 15, 2010.  Accordingly, some of the Covered Conduct took place before UHS acquired the facilities at issue.

F.This Settlement Agreement is neither an admission of liability by UHS nor a concession by the United States that its claims are not well founded.  UHS, including UHS, Inc., UHS of Delaware, and the entities or facilities listed in Exhibits A and B, denies that it engaged in the alleged conduct described in Paragraph D.

G.Each Relator claims entitlement under 31 U.S.C. § 3730(d) to a share of the proceeds of this Settlement Agreement.

H.Relators also claim entitlement to recover from UHS reasonable expenses, attorneys’ fees and costs, pursuant to 31 U.S.C. § 3730(d), and in several of the Civil Actions, certain Relators assert claims against UHS for claims arising from Relators’ employment with UHS.  UHS denies that each of the Relators is entitled to expenses, attorneys’ fees, and costs, and denies the claims arising from Relators’ employment with UHS.  Relators and UHS will resolve those claims separately from this Agreement through settlement or litigation.

I.UHS has entered into, or will be entering into, separate settlement agreements, described in Paragraph 1b. below, (the “Medicaid State Settlement Agreements”) with the states (the “Medicaid Participating States”) in settlement of the conduct released in those separate Medicaid State Settlement Agreements.

To avoid the delay, uncertainty, inconvenience, and expense of protracted litigation of the above claims, and in consideration of the mutual promises and obligations of this Settlement Agreement, the Parties agree and covenant as follows:

TERMS AND CONDITIONS

1.UHS shall pay to the United States and the Medicaid Participating States One Hundred Seventeen Million Dollars ($117,000,000) (“Total Settlement Amount”), plus interest on the Total Settlement Amount accruing at an annual rate of 2.125 percent from June 6, 2020 until the date of payment.  The Total Settlement Amount shall be paid, subject to the provisions of Paragraph 14 below, as follows:

(a)UHS shall pay to the United States the sum of $88,124,761.27, of which $49,937,364.72 is restitution, plus accrued interest as set forth above (“Federal Settlement Amount”), no later than 10 business days after the Effective Date of this Agreement by electronic funds transfer pursuant to written instructions to be provided by the Civil Division of the Department of Justice.

(b)UHS shall collectively pay to the Medicaid Participating States the total sum of $28,875,238.73, of which $16,362,635.28 is restitution, plus accrued interest (“State Settlement Amount”) as set pursuant to written instructions from the National Association of Medicaid

Fraud Control Units (“NAMFCU”) State Team and under the terms and conditions of the separate agreements that UHS will enter into with the Medicaid Participating States.

2.Conditioned upon the United States receiving the Federal Settlement Amount from UHS and as soon as feasible after receipt, the United States shall pay $15,862,457.03 to counsel for Relator Carmella Gardner, as Escrow Agent for all Relators and their counsel pursuant to the terms of a separate agreement reached between and among all Relators on or about March 11, 2020, regarding the division of relator share.

3.Subject to the exceptions in Paragraph 8 (concerning excluded claims) below, and conditioned upon UHS’s full payment of the Total Settlement Amount, the United States releases UHS, Inc., UHS of Delaware, Inc., and the entities listed on Exhibits A and B, together with their current and former parent corporations, partnerships, joint ventures, limited liability company owners and other parent entities; direct and indirect subsidiaries; brother or sister corporations; divisions; current or former corporate owners; and the corporate successors and assigns of any of them, from any civil or administrative monetary claim the United States has for the Covered Conduct under the False Claims Act, 31 U.S.C. §§ 3729-3733; the Civil Monetary Penalties Law, 42 U.S.C. § 1320a-7a; the Program Fraud Civil Remedies Act, 31 U.S.C. §§ 3801-3812; or the common law theories of payment by mistake, unjust enrichment, and fraud.

4.Subject to the exceptions in Paragraph 18 below, and conditioned upon UHS’s full payment of the total Settlement Amount as defined in this Agreement, Relators, for themselves and for their heirs, successors, agents, and assigns, and for all other persons, firms, partnerships, or corporations with whom Relators have been or may later be affiliated (collectively “Releasors”), release UHS and the facilities listed in Exhibits A and B to this Agreement, as well as current and former parent corporations, partnerships, joint ventures, limited liability company owners, and other parent entities, direct and indirect subsidiaries, brother or sister corporations, divisions, affiliates, current or former corporate owners, and the corporate successors and assigns of any of them and their current and former officers, directors, employees, and agents, individually and collectively (collectively “Releasees”), from any and all claims that Releasors have on behalf of the United States for the Covered Conduct under the False Claims Act, 31 U.S.C. § 3729-3733 (“FCA”), and from any and all claims, rights, demands, suits, matters, issues, actions, causes of action, liabilities, damages, losses, obligations, sanctions, costs, loss of services, loss of earnings, compensation of any nature whatsoever, that the Releasors have or may have had from the beginning of time through the Effective Date of this Agreement, whether known or unknown, contingent or absolute, for damages (compensatory or punitive), injunctive relief or any other remedy, whether for violation of the FCA or any state analog, that Releasors may have, may gain, or may assert against Releasees, provided, however, that nothing herein shall be deemed as a release by the Releasors of Releasees concerning their respective existing claims for costs, fees and expenses pursuant to 31 U.S.C. § 3730(d), or a release by the Releasors of Releasees of their respective pending retaliation claims pursuant to 31 U.S.C. § 3730(h) or any state analog. No agreement concerning reasonable expenses, attorneys’ fees and costs has been reached to date. UHS retains and is not releasing its right to contest on any basis any Relator claim to an award of expenses, attorneys’ fees, and costs.

5.In consideration of the obligations of UHS in this Agreement and the Corporate Integrity Agreement (CIA) entered into between OIG-HHS and UHS, and conditioned upon UHS’s full payment of the Total Settlement Amount, the OIG-HHS agrees to release and refrain from instituting, directing, or maintaining any administrative action seeking exclusion from Medicare, Medicaid, and other Federal health care programs (as defined in 42 U.S.C. § 1320a-7b(f)) against UHS, including all facilities listed on Exhibits A and B, under 42 U.S.C. § 1320a-7a (Civil Monetary Penalties Law) or 42 U.S.C. § 1320a-7(b)(7) (permissive exclusion for fraud, kickbacks, and other prohibited activities) for the Covered Conduct, except as reserved in this Paragraph and in Paragraph 8 (concerning excluded claims), below.  The OIG-HHS expressly reserves all rights to comply with any statutory obligations to exclude UHS from Medicare, Medicaid, and other Federal health care programs under 42 U.S.C. § 1320a-7(a) (mandatory exclusion) based upon the Covered Conduct.  Nothing in this Paragraph precludes the OIG-HHS from taking action against entities or persons, or for conduct and practices, for which claims have been reserved in Paragraph 8, below.

6.In consideration of the obligations of UHS set forth in this Agreement, and conditioned upon UHS’s full payment of the Total Settlement Amount, DHA agrees to release and refrain from instituting, directing, or maintaining any administrative action seeking exclusion from the TRICARE Program against UHS, and the facilities listed in Exhibits A and B, under 32 C.F.R. § 199.9 for the Covered Conduct, except as reserved in this Paragraph and in Paragraph 8 (concerning excluded claims), below.  DHA expressly reserves authority to exclude UHS from the TRICARE Program under 32 C.F.R. §§ 199.9 (f)(1)(i)(A), (f)(1)(i)(B), and (f)(1)(iii) (mandatory exclusion), based upon the Covered Conduct.  Nothing in this Paragraph precludes DHA or the TRICARE Program from taking action against entities or persons, or for conduct and practices, for which claims have been reserved in Paragraph 8, below.

7.In consideration of the obligations of UHS in this Agreement, and conditioned upon UHS’s full payment of the Total Settlement Amount, OPM agrees to release and refrain from instituting, directing, or maintaining any administrative action seeking exclusion from the FEHBP against UHS, and the facilities listed in Exhibits A and B, under 5 U.S.C. § 8902a or 5 C.F.R. Part 890 Subpart J or Part 919 for the Covered Conduct, except as reserved in this Paragraph and in Paragraph 8 (concerning excluded claims), below, and except if excluded by the OIG-HHS pursuant to 42 U.S.C. § 1320a-7(a).  OPM expressly reserves all rights to comply with any statutory obligation to debar UHS from the FEHBP under 5 U.S.C. § 8902a(b) (mandatory exclusion) based upon the Covered Conduct.  Nothing in this Paragraph precludes OPM from taking action against entities or persons, or for conduct and practices, for which claims have been reserved in Paragraph 8, below.

8.Notwithstanding the releases given in Paragraphs 3 through 7 of this Agreement, or any other term of this Agreement, the following claims of the United States are specifically reserved and are not released:

a.	Any liability arising under Title 26, U.S. Code (Internal Revenue Code);
b.	Any criminal liability;
c.	Except as explicitly stated in this Agreement, any administrative liability, including mandatory exclusion from Federal health care programs;
d.	Any liability to the United States (or its agencies) for any conduct other than the Covered Conduct;
e.	Any liability based upon obligations created by this Agreement; and
f.	Any liability of individuals.

9.Relators and their heirs, successors, attorneys, agents, and assigns shall not object to this Agreement but agree and confirm that this Agreement is fair, adequate, and reasonable under all the circumstances, pursuant to 31 U.S.C. § 3730(c)(2)(B), and that the portions of the Total Settlement Amount allocated to the Covered Conduct claims involving the Medicare program ($43,019,953.44); the Medicaid program ($57,750,477.46); the TRICARE program ($9,422,147.77); the FEHBP ($1,679,573.02); and the VA ($5,127,848.31) are also fair, adequate, and reasonable under all the circumstances.  Conditioned upon Relator Gardner’s receipt of the payment described in Paragraph 2, Relators and their heirs, successors, attorneys, agents, and assigns fully and finally release, waive, and forever discharge the United States, its agencies, officers, agents, employees, and servants, from any claims arising from the filing of the Civil Actions or under 31 U.S.C. § 3730, and from any claims to a share of the proceeds of this Agreement and/or the Civil Actions.

10.UHS waives and shall not assert any defenses UHS may have to any criminal prosecution or administrative action relating to the Covered Conduct that may be based in whole or in part on a contention that, under the Double Jeopardy Clause in the Fifth Amendment of the Constitution, or under the Excessive Fines Clause in the Eighth Amendment of the Constitution, this Agreement bars a remedy sought in such criminal prosecution or administrative action.

11.UHS fully and finally releases the United States, its agencies, officers, agents, employees, and servants, from any claims (including attorney’s fees, costs, and expenses of every kind and however denominated) that UHS has asserted, could have asserted, or may assert in the future against the United States, its agencies, officers, agents, employees, and servants, related to the Covered Conduct and the United States’ investigation and prosecution thereof.

12. UHS fully and finally releases the Relators from any claims (including attorney’s fees, costs, and expenses of every kind and however denominated) that UHS has asserted, could have asserted, or may assert in the future against the Relators, related to their respective qui tam actions or the Covered Conduct and the Relators’ investigation and prosecution of those matters.  UHS retains and is not releasing its right to contest any Relator claim to an award of expenses, attorneys’ fees, and costs.  UHS also retains and is not releasing its right to contest any claims arising from any Relator’s employment with UHS.

13.Except as addressed in this Paragraph, the Total Settlement Amount shall not be decreased as a result of the denial of claims for payment now being withheld from payment by any Medicare contractor (e.g., Medicare Administrative Contractor, fiscal intermediary, carrier), Tricare, FEHBP, or VA, or any state payer, related to the Covered Conduct; and UHS agrees not to resubmit to any Medicare contractor, Tricare, FEHBP, or VA, or any state payer any previously denied claims related to the Covered Conduct, agrees not to appeal any such denials of claims, and agrees to withdraw any such pending appeals.  On April 3, 2014, the Centers for Medicare & Medicaid Services (“CMS”) suspended TBJ Behavioral Center LLC’s Medicare payments pursuant to 42 C.F.R. § 405.371(a)(2) based upon credible allegations of fraud.  UHS and TBJ Behavioral Center LLC, d/b/a River Point Hospital, deny these grounds, and this Agreement is not a concession by UHS that the suspension was well-founded. The total amount held by the United States as a result of this payment suspension as of the Effective Date of this Agreement shall be defined as the “Suspended Amount.”  UHS agrees that the United States shall retain the Suspended Amount forevermore.  UHS expressly relinquishes any all rights of any kind that it may have with respect to the Suspended Amount, including, but not limited to, any and all claims or rights to have an overpayment determined under 42 C.F.R. § 405.372(c), any and all rights to payment of those funds, and any and all rights to appeal (whether formally or informally and whether administratively or judicially), the right of the United States and/or CMS to retain those funds, and any other rights UHS may have to challenge the withholding or the suspension in any respect.  In exchange, the Federal Settlement Amount that UHS must pay to the United States, as set forth in Paragraph 1(a), shall be reduced by the Suspended Amount.  The United States further agrees that the suspension of Medicare payments to TBJ Behavioral LLC shall be lifted as expeditiously as possible after the Effective Date of the Agreement.

14.UHS agrees to the following:

a.Unallowable Costs Defined: All costs (as defined in the Federal Acquisition Regulation, 48 C.F.R. § 31.205-47; and in Titles XVIII and XIX of the Social Security Act, 42 U.S.C. §§ 1395-1395kkk and 1396-1396w-5; and the regulations and official program directives promulgated thereunder) incurred by or on behalf of UHS, its present or former officers, directors, employees, shareholders, and agents in connection with:

(1)	the matters covered by this Agreement;
(2)	the United States’ audit(s) and civil and any criminal investigation(s) of the matters covered by this Agreement;
(3)

UHS’s investigation, defense, and corrective actions undertaken in response to the United States’ audit(s) and civil and any criminal investigation(s) in connection with the matters covered by this Agreement (including attorney’s fees);

(4)	the negotiation and performance of this Agreement;
(5)	the payment UHS makes to the United States pursuant to this Agreement and any payments that UHS may make to Relators, including costs and attorney’s fees; and
(6)

the negotiation of, and obligations undertaken pursuant to the CIA to:  (i) retain an Independent Monitor and an independent review organization to perform reviews as described in Section III of the CIA; and (ii) prepare and submit reports to the OIG-HHS, are unallowable costs for government contracting purposes and under the Medicare Program, Medicaid Program, TRICARE Program, and FEHBP (hereinafter referred to as Unallowable Costs).  However, nothing in paragraph 14.a.(6) that may apply to the obligations undertaken pursuant to the CIA affects the status of costs that are not allowable based on any other authority applicable to UHS.

b.Future Treatment of Unallowable Costs:  Unallowable Costs shall be separately determined and accounted for in nonreimbursable cost centers by UHS, and UHS shall not charge such Unallowable Costs directly or indirectly to any contracts with the United States or any State Medicaid program, or seek payment for such Unallowable Costs through any cost report, cost statement, information statement, or payment request submitted by UHS or any of its subsidiaries or affiliates to the Medicare, Medicaid, TRICARE, or FEHBP Programs.

c.Treatment of Unallowable Costs Previously Submitted for Payment: UHS further agrees that within 120 days of the Effective Date of this Agreement it shall identify to applicable Medicare and TRICARE fiscal intermediaries, carriers, and/or contractors, and Medicaid and FEHBP fiscal agents, any Unallowable Costs (as defined in this Paragraph) included in payments previously sought from the United States, or any State Medicaid program, including, but not limited to, payments sought in any cost reports, cost statements, information reports, or payment requests already submitted by UHS or any of its subsidiaries or affiliates, and shall request, and agree, that such cost reports, cost statements, information reports, or payment requests, even if already settled, be adjusted to account for the effect of the inclusion of the Unallowable Costs.  UHS agrees that the United States, at a minimum, shall be entitled to recoup from UHS any overpayment plus applicable interest and penalties as a result of the inclusion of such Unallowable Costs on previously-submitted cost reports, information reports, cost statements, or requests for payment.

Any payments due after the adjustments have been made shall be paid to the United States pursuant to the direction of the Department of Justice and/or the affected agencies.  The United States reserves its rights to disagree with any calculations submitted by UHS or any of its subsidiaries or affiliates on the effect of inclusion of Unallowable Costs (as defined in this Paragraph) on UHS or any of its subsidiaries or affiliates’ cost reports, cost statements, or information reports.

d.Nothing in this Agreement shall constitute a waiver of the rights of the United States to audit, examine, or re-examine UHS’s books and records to determine that no Unallowable Costs have been claimed in accordance with the provisions of this Paragraph.

15.In the event the United States conducts an investigation of individuals and entities not released in this Agreement, UHS agrees to cooperate fully and truthfully with the United States’ investigation of individuals and entities not released in this Agreement as to the Covered Conduct.  Upon reasonable notice, UHS shall encourage, and agrees not to impair, the cooperation of its directors, officers, and employees, and shall use its best efforts to make available, and encourage, the cooperation of former directors, officers, and employees for interviews and testimony, consistent with the rights and privileges of such individuals.  UHS further agrees to furnish to the United States, upon request, complete and unredacted copies of all non-privileged documents, reports, memoranda of interviews, and records in its possession, custody, or control concerning any investigation of the Covered Conduct that it has undertaken, or that has been performed by another on its behalf.

16.This Agreement is intended to be for the benefit of the Parties only.  The Parties do not release any claims against any other person or entity, except to the extent provided for in Paragraph 17 (waiver for beneficiaries paragraph), below.

17.UHS agrees that it shall not seek further payment for any of the health care billings covered by this Agreement from any health care beneficiaries or their parents, sponsors, legally responsible individuals, or third party payors based upon the claims defined as Covered Conduct. This Agreement does not address whether individual health care beneficiaries or their parents, sponsors, legally responsible individuals, or third party payors have claims against UHS (or any facility listed in Exhibits A and B) or whether UHS (or any facility listed in Exhibits A and B) has any obligation to repay any monies paid by individual health care beneficiaries or their parents, sponsors, legally responsible individuals, or third party payors for claims defined as Covered Conduct.

18.Upon receipt of the payment described in Paragraph 1, above, the United States will file a notice of partial intervention and settlement in each of the Civil Actions, which will be accompanied by a Notice of Dismissal executed by the plaintiff parties pursuant to Rule 41(a)(1).  The Notice of Dismissal in United States ex rel. Parent-Leonard v. Forest View Psychiatric Hospital, et al., No. 1:18-cv-1426 (W.D. Mich.), will be as to claims asserted against Defendants Universal Health Services Inc., Forest View Psychiatric Hospital, Inc., and Forest View Psychiatric Hospital only; the claims asserted against Jahandar Saifollahi, M.D. and Behavioral Health Care, P.C. will not be dismissed and these claims are not released by the United States or by Relator Parent-Leonard as part of this Settlement Agreement.  Each Notice of Dismissal shall be with prejudice as to the United States and Relators as to the Covered Conduct and with prejudice as to Relators and without prejudice as to the United States as to all other claims by Relators in the Civil Actions, except Relators’ existing claims for costs, fees, and expenses pursuant to 31 U.S.C. § 3730(d), or any retaliation claims pursuant to 31 U.S.C. § 3730(h), or any state analog.

19.Except as provided in any agreements between Relators and UHS for attorneys’ fees and costs, each Party shall bear its own legal and other costs incurred in connection with this matter, including the preparation and performance of this Agreement.

20.Each party and signatory to this Agreement represents that it freely and voluntarily enters in to this Agreement without any degree of duress or compulsion.

21.This Agreement is governed by the laws of the United States.  The exclusive jurisdiction and venue for any dispute relating to this Agreement is the United States District Court for the District of Eastern District of Pennsylvania.  For purposes of construing this

Agreement, this Agreement shall be deemed to have been drafted by all Parties to this Agreement and shall not, therefore, be construed against any Party for that reason in any subsequent dispute.

22.This Agreement constitutes the complete agreement between the Parties.  This Agreement may not be amended except by written consent of the Parties.

23.The undersigned counsel represent and warrant that they are fully authorized to execute this Agreement on behalf of the persons and entities indicated below.

24.This Agreement may be executed in counterparts, each of which constitutes an original and all of which constitute one and the same Agreement.

25.This Agreement is binding on UHS’s successors, transferees, heirs, and assigns.

26.This Agreement is binding on Relators’ successors, transferees, heirs, and assigns.

27.All parties consent to the United States’ disclosure of this Agreement, and information about this Agreement, to the public.

28.This Agreement is effective on the date of signature of the last signatory to the Agreement (Effective Date of this Agreement).  Facsimiles and electronic transmissions of signatures shall constitute acceptable, binding signatures for purposes of this Agreement.

THE UNITED STATES OF AMERICA

DATED:                    BY:/s/ Sarah M. Arni

SARAH M. ARNI

Trial Attorney

Commercial Litigation Branch

Civil Division

United States Department of Justice

DATED:                    BY:/s/ William M. McSwain

WILLIAM M. McSWAIN

United States Attorney

Eastern District of Pennsylvania

GREGORY B. DAVID

Chief, Civil Division

CHARLENE KELLER FULLMER

Deputy Chief, Civil Division

STACEY L.B. SMITH

Assistant United States Attorney

DATED:                    BY:/s/ Lacy R. Harwell, Jr.

LACY R. HARWELL, JR.

Assistant United States Attorney

Middle District of Florida

DATED:                    BY:/s/ Adam B. Townshend

ADAM B. TOWNSHEND

Assistant United States Attorney

Western District of Michigan

DATED:                    BY:/s/ Mellori E. Lumpkin-Dawson

MELLORI E. LUMPKIN-DAWSON

Assistant United States Attorney

Northern District of Georgia

DATED:                    BY:/s/ Carolyn Bell Harbin

CAROLYN BELL HARBIN

Assistant United States Attorney

Eastern District of Michigan

DATED:                    BY:/s/ Lisa M. Re

LISA M. RE

Assistant Inspector General for Legal Affairs

Office of Counsel to the Inspector General

Office of Inspector General

United States Department of Health and Human Services

DATED:                    BY:/s/ Bryan T. Wheeler

BRYAN T. WHEELER

Acting General Counsel

Defense Health AgencyUnited States Department of Defense

DATED:                     BY:/s/ Edward M. Deharde

EDWARD M. DEHARDE

Assistant Director of Federal Employee

     Insurance Operations

Healthcare and Insurance

United States Office of Personnel Management

DATED:                     BY:/s/ Paul N. St. Hillaire

PAUL N. ST. HILLAIRE

Senior Counsel/Debarring Official

Office of the Inspector General

United States Office of Personnel Management

UHS

DATED:                     BY:/s/ Matthew Klein

MATTHEW KLEIN

General Counsel for UHS

DATED:                     BY:/s/ Jonathan M. Phillips

JONATHAN M. PHILLIPS

Gibson, Dunn & Crutcher LLP

Counsel for UHS

RELATORS

DATED:                     BY:/s/ Carmella Gardner

Carmella Gardner

DATED:                     BY:/s/ Mark Schlein

Mark Schlein

Baum Hedlund Aristei & Goldman, PC

Counsel for Relator Carmella Gardner

DATED:                     BY:/s/ Ricky Naylor

Ricky Naylor

DATED:                     BY:/s/ Brendan Little

Brendan Little

Levy Konigsberg, LLP

Counsel for Relator Ricky Naylor

DATED:                     BY:/s/ Ashok Jain

Ashok Jain

DATED:                     BY:/s/ Sherrie Savett

Sherrie Savett

Berger & Montague

Counsel for Relator Ashok Jain

DATED:                     BY:/s/ Sheralyn (Chisholm) Rosser

Sheralyn (Chisholm) ROSSER

DATED:                     BY:/s/ Mike Bothwell

MIKE BOTHWELL

Bothwell Law Group, P.C.

Counsel for Relator Sheralyn (Chisholm) Rosser

DATED:                     BY:/s/ Dionna D. Carter

Dionna D. Carter

DATED:                     BY:/s/ Angela Coleman

Angela Coleman

DATED:                     BY:/s/ Sami Hassan

Sami Hassan

DATED:                     BY:/s/ Christopher Nelson

Christopher Nelson

Weiser Law Firm

Counsel for Relators Carter, Coleman, and Hassan

DATED:                     BY:/s/ Judy Pate

Judy Pate

DATED:                     BY:/s/ Alfonso Kennard

Alfonso Kennard

Kennard Law

Counsel for Relator Judy Pate

DATED:                     BY:/s/ June P. Brinson

June P. Brinson

DATED:                     BY:/s/ Barbara A. Burke

Barbara A. Burke

DATED:                     BY:/s/ Adrienne D. Reynolds

Adrienne D. Reynolds

DATED:                     BY:/s/ Demeka N. Smith

Demeka N. Smith

DATED:                     BY:/s/ Lisa P. Torras

Lisa P. Torras

DATED:                     BY:/s/ Inez Mitchell-Warrick

Inez Mitchell-Warrick

DATED:                     BY:/s/ Raymond Moss

Raymond Moss

Moss & Gilmore LLP

Counsel for Relators Brinson, Burke, Reynolds, Smith, Torras, and Mitchell-Warrick

DATED:                     BY:/s/ Tiffany Mitchell

Tiffany Mitchell

DATED:                     BY:/s/ William Hurlock

William Hurlock

Mueller Law, LLC

Counsel for Relator Tiffany Mitchell

DATED:                     BY:/s/ Russell Peterson

Russell Peterson

DATED:                     BY:/s/ Robert Sherlock

Robert Sherlock

Eisenberg Gilchrist & Cutt

Counsel for Relator Russell Peterson

DATED:                     BY:/s/ Deborah Conaway

Deborah Conaway

DATED:                     BY:/s/ Aloma Bryan

Aloma Bryan

DATED:                     BY:/s/ Delores Henderson

Delores Henderson

DATED:                     BY:/s/ David Stewart

David Stewart

Crowder Stewart

Counsel for Relators Conaway, Bryan, and Henderson

DATED:                     BY:/s/ Carrie Eborall

Carrie Eborall

DATED:                     BY:/s/ Brian Mahany

BRIAN MAHANY

Mahany Law

Counsel for Relator Carrie Eborall

DATED:                     BY:/s/ Matthew Sachs

Matthew Sachs

DATED:                     BY:/s/ Laurie Dierstein

Laurie Dierstein

DATED:                     BY:/s/ Jeffrey A. Breit

JeffREY A. Breit

Breit Drescher Imprevento, PC

Counsel for Relators Sachs and Dierstein

DATED:                     BY:/s/ Steven G. Klotz

Steven G. Klotz

DATED:                     BY:/s/ Julie Grohovksy

Julie Grohovksy

Wu/Grohovsky, PLLC

Counsel for Relator Steven G. Klotz

DATED:                     BY:/s/ Wayne Brockman

Wayne Brockman

DATED:                     BY:/s/ Angelique Epps

Angelique Epps

DATED:                     BY:/s/ Nicole Lloyd-Harden

Nicole Lloyd-Harden

DATED:                     BY:/s/ Wayne Petersen, Jr.

Wayne Petersen, Jr.

DATED:                     BY:/s/ Lavar Reynolds

Lavar Reynolds

DATED:                     BY:/s/ Wendell Ray Scott

Wendell Ray Scott

DATED:                     BY:/s/ Constantine Johnson

Constantine Johnson

DATED:                     BY:/s/ Jamie Shoemaker

Jamie Shoemaker

Patten, Wornom, Hatten & Diamonstein

Counsel for Relators Brockman, Epps, Lloyd-Harden, Petersen, Jr., Reynolds, Scott, and Johnson

DATED:                     BY:/s/ Thomas Glass

Thomas Glass

DATED:                     BY:/s/ John Thomas

John Thomas

Healy Hafemann Magee

Counsel for Relator Thomas Glass

DATED:                     BY:/s/ Heidi Parent-Leonard

Heidi Parent-Leonard

DATED:                     BY:/s/ Jason Marcus

Jason Marcus

Bracker & Marcus LLC

Counsel for Relator Parent-Leonard

DATED:                     BY:/s/ Kenneth Russell

Kenneth Russell

DATED:                     BY:/s/ Yvette Gates

Yvette Gates

DATED:                     BY:/s/ Larry Golston

LARRY GOLSTON

Beasley Allen

Counsel for Relators Russell and Gates

DATED:                     BY:/s/ Sandra McLauchlin

SANDRA MCLAUCHLIN

DATED:                     BY:/s/ Christina Varner

CHRISTINA VARNER

DATED:                     BY:/s/ Sarah S. Prescott

SARAH S. PRESCOTT

Salvatore Prescott & Porter PLLC

Counsel for Relators McLauchlin and Varner

Exhibit A

Facility Name
Anchor Hospital (Southern Cresecent Behavioral Health System) Southern Crescent Behavioral Health - Anchor Hospital Campus
Arbour Hospital
Behavioral Hospital of Bellaire*
Cedar Hills Hospital (University Behavioral Health of Oregon, LLC)*
Central Florida Behavioral Hospital
Crescent Pines Hospital (Southern Crescent Behavioral Health System) Southern Crescent Behavioral Health - Crescent Pines Campus
Cypress Creek Hospital**
El Paso Behavioral Health System*
Forest View Hospital
Fuller Memorial Hospital (Arbour-Fuller Hospital)
Harbor Point Behavioral Health Center, Inc. (f/k/a The Pines Residential Treatment Center/Brighton/Crawford)**
Hartgrove Hosptial (UHS of Hartgrove, Inc.)
Havenwyck Hospital**
HRI Hospital
The Hughes Center**
Kempsville Center for Behvaioral Health**
Keys of Carolina (Keystone Charlotte LLC)
Kingwood Pines Hospital**
Mayhill Hospital*
Meadows Psychiatric Center
NDA Behavioral Health System**
Newport News Behavioral Health Center
Old Vineyard Behavioral Health
Peachford Behavioral Health System of Atlanta
The Recovery Center*
River Point Behavioral Health (TBJ Behavioral Center LLC)**
Rock River Academy and Residential Center**
Roxbury Treatment Center
Saint Simons By the Sea (HHC St. Simons, Inc.) **
Salt Lake Behavioral Health*
Schick Shadel Hospital*
Streamwood Behavioral Health System (BHC Streamwood Hospital, Inc.)**
Turning Point Care Center (Turning Point Care Center, LLC)
University Behavioral Center (Orlando, Florida)
University Behavioral Health of Denton*
Valley Hospital*
Wekiva Springs Center**
West Oaks Hospital**
Westwood Lodge Hospital

The facilities marked with an asterisk (*) are facilities that UHS acquired from Ascend Health Corp. on October 10, 2012.

The facilities marked with a double asterisk (**) are facilities that UHS acquired from Psychiatric Solutions, Inc. f/k/a Premiere Behavioral Solutions, Inc., on November 15, 2010.

Exhibit B

Facility Name
Alabama Clinical Schools
Alliance Health Center**
Arrowhead Behavioral Health**
Atlantic Shores Hospital
Auburn Regional Medical Center Psychiatric Unit
Aurora Pavilion Behavioral Health Services at Aiken Regional Medical Centers
Austin Lakes Hospital**
Austin Oaks Hospital**
Belmont Pines Hospital**
Benchmark Behavioral Health Systems**
BHC Alhambra Hospital**
Black Bear Lodge
Bloomington Meadows Hospital
Brentwood Behavioral Healthcare**
Brentwood Hospital**
Bristol Youth Academy
Brooke Glen Behavioral Hospital**
Brynn Marr Hospital**
Canyon Ridge Hospital**
Cedar Creek Hospital
Cedar Grove Residential Treatment Center
Cedar Ridge Behavioral Hospital
Cedar Ridge Behavioral Hospital at Bethany
Cedar Ridge Residential Treatment Center
Cedar Springs Hospital**
Centennial Peaks Hospital
Center for Change
Chicago Children’s Center for Behavioral Health**
Chris Kyle Patriots Hospital
Clarion Psychiatric Center
Coastal Behavioral Health
Coastal Harbor Treatment Center
Columbus Behavioral Center for Children and Adolescents**
Community Behavioral Health
Compass Intervention Center
Copper Hills Youth Center**
Coral Shores Behavioral Health
Cottonwood Treatment Center

Cumberland Hall Hospital**
Cumberland Hospital**
DeBarr Residential Treatment Center
Del Amo Behavioral Health System
Diamond Grove Center**
Dover Behavioral Health System
Emerald Coast Behavioral Hospital**
Fairfax Behavioral Health**
Fairfax Behavioral Health – Everett**
Fairfax Behavioral Health – Monroe**
Fairmount Behavioral Health System
Fort Lauderdale Behavioral Health Center**
Foundations Behavioral Health
Foundations for Living
Fox Run Center**
Fremont Hospital**
Friends Hospital**
Garfield Park Behavioral Hospital
Garland Behavioral Hospital
Glen Oaks Hospital
Gulf Coast Treatment Center**
Gulf Coast Youth Academy
Gulf Coast Youth Services**
Gulfport Behavioral Health System
Hampton Behavioral Health Center
Heartland Behavioral Health Services**
Heritage Oaks Hospital**
Hermitage Hall
Hickory Trail Hospital**
Highlands Behavioral Health System
Hill Crest Behavioral Health Services**
Holly Hill Hospital**
Horizon Health***
Hospital Panamericano Cidra**
Hospital San Juan Capestrano
Inland Northwest Behavioral Health
Intermountain Hospital**
Jefferson Trail Treatment Center for Children
John Costigan Center
Keystone Center
King George School

Rivendell Behavioral Health Hospital
La Amistad Behavioral Health Services
Lake Bridge Behavioral Health
Lakeside Behavioral Health System
Lancaster Behavioral Health Hospital
Laurel Heights Hospital
Laurel Oaks Behavioral Health Center**
Laurel Ridge Treatment Center**
Liberty Point Behavioral Healthcare**
Lighthouse Behavioral Health Hospital**
Lighthouse Care Center of Augusta**
Lincoln Prairie Behavioral Health Center**
Lincoln Trail Behavioral Health System
Manatee Palms Group Homes
Manatee Palms Youth Services
Marion Youth Center
McDowell Center for Children
Meridell Achievement Center
Mesilla Valley Hospital**
Michiana Behavioral Health**
Midwest Center for Youth and Families
Millwood Hospital**
Mountain Youth Academy
Natchez Trace Youth Academy
North Spring Behavioral Health**
North Star Hospital
Oak Plains Academy
Okaloosa Youth Academy**
Palm Point Behavioral Health
Palm Shores Behavioral Health Center**
Palmer Residential Treatment Center
Palmetto Lowcountry Behavioral Health**
Palmetto Pee Dee Behavioral Health**
Palmetto Summerville Behavioral Health**
Palo Verde Behavioral Health
Panamericano Ponce**
Panamericano San Juan**
Parkwood Behavioral Health System
Pavilion Behavioral Health System
Peak Behavioral Health Services
Pembroke Hospital

Pennsylvania Clinical Schools
Pinnacle Pointe Behavioral Healthcare System**
Poplar Springs Hospital**
Prairie St John’s**
PRIDE Institute**
Provo Canyon Behavioral Hospital
Provo Canyon School
Provo Canyon Schoool - Springville Campus
Psychiatric Institute of Washington
Quail Run Behavioral Health
Red Rock Hospital
Rivendell Behavioral Health Services of Arkansas
River Crest Hospital
River Oaks Hospital
River Park Hospital**
Riveredge Hospital**
Rockford Center
Rolling Hills Hospital**
San Marcos Treatment Center**
SandyPines Residential Treatment Center**
Shadow Mountain Behavioral Health System**
Sierra Vista Hospital**
South Texas Behavioral Health Center
Spring Mountain Sahara
Spring Mountain Treatment Center
Springwoods Behavioral Health
Stonington Institute
Summit Oaks Hospital**
SummitRidge Hospital
Suncoast Behavioral Health Center**
Texas NeuroRehab Center**
Texas Star Recovery**
The Bridgeway
The Brook Hospital – Dupont**
The Brook Hospital – KMI**
The Carolina Center for Behavioral Health
The Horsham Clinic
The Pavilion at Northwest Texas Healthcare System
The Ridge Behavioral Health System
The Vines Hospital**
Three Rivers Behavioral Health**

Three Rivers Midlands**
Timberlawn Mental Health System
TMC Behavioral Health Center
Two Rivers Psychiatric Hospital
Upper East Tennessee Regional Juvenile Detention Center
Valle Vista Health System**
Virgin Islands Behavioral Health**
Virginia Beach Psychiatric Center**
Wellstone Regional Hospital**
West Hills Behavioral Health Hospital**
Willow Springs Center**
Windmoor Healthcare of Clearwater**
Windsor Laurelwood Center for Behavioral Medicine**
Wyoming Behavioral Institute

*** Horizon Health is a subsidiary of UHS, Inc. that provides management services to psychiatric units at non-UHS facilities.

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